Exhibit 4.6

BARCLAYS PLC,

as Issuer,

THE BANK OF NEW YORK MELLON, LONDON BRANCH,

as Trustee

and

THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH,

as Dated Subordinated Debt Security Registrar

THIRD SUPPLEMENTAL INDENTURE

Dated as of March 1, 2021

To the Dated Subordinated Debt Securities Indenture, dated as of May 9, 2017, between Barclays PLC and The Bank of New York Mellon, London Branch, as Trustee

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01	Definitions; Effect of Headings	-1-

SECTION 1.02	Separability Clause	-1-

SECTION 1.03	Benefits of Instrument	-2-

SECTION 1.04	Relation to Base Indenture	-2-

SECTION 1.05	Construction and Interpretation	-2-

ARTICLE II

AMENDMENTS TO THE BASE INDENTURE

SECTION 2.01	Amendments to the Base Indenture.	-2-

ARTICLE III

MISCELLANEOUS PROVISIONS

SECTION 3.01	Effectiveness	-4-

SECTION 3.02	Ratification and Integral Part	-4-

SECTION 3.03	Priority	-4-

SECTION 3.04	Not Responsible for Recitals	-4-

SECTION 3.05	Successors and Assigns	-5-

SECTION 3.06	Counterparts	-5-

SECTION 3.07	Governing Law	-5-

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THIRD SUPPLEMENTAL INDENTURE, dated as of March 1, 2021 (the “Third Supplemental Indenture”), among BARCLAYS PLC, a public limited company registered in England and Wales (herein called the “Company”), having its registered office at 1 Churchill Place, London E14 5HP, United Kingdom, THE BANK OF NEW YORK MELLON, LONDON BRANCH, a New York banking corporation, as Trustee (herein called the “Trustee”), having its Corporate Trust Office at One Canada Square, London E14 5AL, United Kingdom, and THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH, as Dated Subordinated Debt Security Registrar, having an office at 2-4 Rue Eugene Ruppert, Vertigo Building – Polaris, Luxembourg, 2453, Luxembourg, to the DATED SUBORDINATED DEBT SECURITIES INDENTURE, dated as of May 9, 2017, between the Company and the Trustee, as amended and supplemented from time to time (the “Base Indenture” and, together with this Third Supplemental Indenture, the “Indenture”).

RECITALS OF THE COMPANY

WHEREAS, Section 9.01(d) of the Base Indenture permits supplements thereto without the consent of Holders of Dated Subordinated Debt Securities, when authorized by, or pursuant to a Board Resolution or Delegated Person Resolution, to add to, change or eliminate any of the provisions of the Base Indenture with respect to Dated Subordinated Debt Securities issued on or after the date hereof;

WHEREAS, the Company desires to amend the Base Indenture to modify certain definitions and to reflect certain relevant regulatory developments as related to the Dated Subordinated Debt Securities;

WHEREAS, the Company has taken all necessary corporate action to authorize the execution and delivery of this Third Supplemental Indenture; and

WHEREAS, the Company has requested, and hereby requests, that the Trustee join with the Company in the execution and delivery of this Third Supplemental Indenture;

NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Trustee and the Dated Subordinated Debt Security Registrar mutually agree as follows with regard to the Base Indenture:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01 Definitions; Effect of Headings. Except as otherwise expressly provided or unless the context otherwise requires, all terms used in this Third Supplemental Indenture that are defined in the Base Indenture shall have the meanings ascribed to them in the Base Indenture. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 1.02 Separability Clause. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.03 Benefits of Instrument. Nothing in this Third Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

SECTION 1.04 Relation to Base Indenture. This Third Supplemental Indenture constitutes an integral part of the Base Indenture and the provisions set out in Article II apply to Dated Subordinated Debt Securities authenticated, delivered and issued on or after the date of this Third Supplemental Indenture.

SECTION 1.05 Construction and Interpretation. Unless the context otherwise requires:

(a) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Third Supplemental Indenture, refer to this Third Supplemental Indenture as a whole and not to any particular provision of this Third Supplemental Indenture;

(b) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(c) references herein to a specific Section or Article refer to Sections or Articles of this Third Supplemental Indenture;

(d) wherever the words “include,” “includes” or “including” are used in this Third Supplemental Indenture, they shall be deemed to be followed by the words “without limitation;”

(e) references to a Person are also to its successors and permitted assigns; and

(f) the use of “or” is not intended to be exclusive unless expressly indicated otherwise.

ARTICLE II

AMENDMENTS TO THE BASE INDENTURE

SECTION 2.01 Amendments to the Base Indenture. The Base Indenture shall hereby be amended as follows:

(a) Section 1.01 of the Base Indenture is hereby amended to include the following definition:

“secondary non-preferential debts” shall have the meaning given to it in the U.K. Banks and Building Societies (Priorities on Insolvency) Order 2018 and any other law or regulation applicable to the Company which is amended by the U.K. Banks and Building Societies (Priorities on Insolvency) Order 2018, as each may be amended or replaced from time to time.

(b) The following defined term included in Section 1.01 of the Base Indenture is hereby replaced with the following definition:

“Senior Creditors” with respect to a particular series of Dated Subordinated Debt Securities, means creditors of the Company (i) who are unsubordinated creditors; (ii) who are subordinated creditors (whether in the event of a winding-up or administration of the Company or otherwise) other than (x) those whose claims by law rank, or by their terms are expressed to rank, pari passu with or junior to the claims of the Holders of the Dated Subordinated Debt Securities or (y) those whose claims are in respect of Parity Obligations or Junior Obligations; or (iii) who are creditors in respect of any secondary non-preferential debts.

(c) Section 2.01 of the Base Indenture is hereby amended by adding “and to the exclusion of any other term of the Dated Subordinated Debt Securities or” after “Notwithstanding”.

(d) Section 3.01(p) of the Base Indenture is hereby amended by adding “in respect of the proceedings instituted pursuant to” before “Section 5.02”.

(e) Section 8.03 of the Base Indenture is hereby amended by adding “and/or the Relevant U.K. Resolution Authority” after “PRA”.

(f) Section 10.04(a)(i) of the Base Indenture is hereby amended by adding “and” before “any premium.”

(g) Section 10.04(a)(iv) of the Base Indenture is hereby amended by adding “and” before “premium, if any.”

(h) Section 11.09(a) of the Base Indenture is hereby amended as follows:

(i) deleting “or” at the end of clause (ii); and

(ii) inserting new clauses (iv) and (v) as follows: “(iv) the Company would have to treat the relevant series of Dated Subordinated Debt Securities or any part thereof as a derivative or an embedded derivative for United Kingdom tax purposes; or (v) the Company would, in the future, have to bring into account a taxable credit if the principal amount of the relevant series of Dated Subordinated Debt Securities were written down or converted;”.

(i) Section 13.01(a) of the Base Indenture is hereby amended and restated in its entirety as follows:

“Notwithstanding and to the exclusion of any other term of the Dated Subordinated Debt Securities or any other agreements, arrangements, or understandings between the Company and any Holder or Beneficial Owner of the Dated Subordinated Debt Securities, by acquiring any Dated Subordinated Debt Securities, each Holder and Beneficial Owner of the Dated Subordinated Debt Securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the Relevant U.K. Resolution Authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Dated Subordinated Debt Securities; (ii) the conversion of all, or a portion of, the principal amount of, or interest on, the Dated Subordinated Debt Securities into shares or other securities or other obligations of the Company or another person (and the issue to, or conferral on, the Holder or Beneficial Owner of the Dated Subordinated Debt Securities such shares, securities or obligations); (iii) the cancellation of the Dated Subordinated Debt Securities; and/or (iv) the amendment or alteration of the maturity of the Dated Subordinated Debt Securities, or amendment of the amount of interest due on the Dated Subordinated Debt Securities, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the Dated Subordinated Debt Securities solely to give effect to the exercise by the Relevant U.K. Resolution Authority of such U.K. Bail-in Power. Each Holder and Beneficial Owner further acknowledges and agrees that the rights of Holders and Beneficial Owners of the Dated Subordinated Debt Securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights Holders and Beneficial Owners of the Dated Subordinated Debt Securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the Relevant U.K. Resolution Authority in breach of laws applicable in England.”

ARTICLE III

MISCELLANEOUS PROVISIONS

SECTION 3.01 Effectiveness. This Third Supplemental Indenture shall become effective upon its execution and delivery.

SECTION 3.02 Ratification and Integral Part. The Base Indenture as supplemented and amended by this Third Supplemental Indenture, is in all respects ratified and confirmed, including without limitation all the rights, immunities and indemnities of the Trustee, and this Third Supplemental Indenture shall be deemed an integral part of the Base Indenture in the manner and to the extent herein and therein provided.

SECTION 3.03 Priority. This Third Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. The provisions of this Third Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

SECTION 3.04 Not Responsible for Recitals . The recitals contained herein shall be taken as the statements of the Company, and neither the Trustee nor any authenticating agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture, except that the Trustee represents and warrants that it has duly authorized, executed and delivered this Third Supplemental Indenture.

SECTION 3.05 Successors and Assigns. All covenants and agreements in the Base Indenture, as supplemented and amended by this Third Supplemental Indenture, by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 3.06 Counterparts. This Third Supplemental Indenture may be executed manually, by facsimile or by electronic signature in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 3.07 Governing Law. This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, except for the subordination provisions set forth in Section 12.01 and the waiver of set-off provisions set forth in Section 5.04(d), in each case as set forth in the Base Indenture as amended hereby, which are governed by, and construed in accordance with English law.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year first above written.

BARCLAYS PLC

By:	/s/ Miray Muminoglu
Name: Miray Muminoglu
Title: Managing Director

THE BANK OF NEW YORK MELLON, LONDON BRANCH, AS TRUSTEE

By:	/s/ Tom Vanson
Name: Tom Vanson
Title: Authorized Signatory

THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH, AS DATED SUBORDINATED DEBT SECURITY REGISTRAR

By:	/s/ Tom Vanson
Name: Tom Vanson
Title: Authorized Signatory

[Signature Page to Third Supplemental Indenture]

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